Exhibit A

Joint Filing Agreement

Tje undersigned hereby agree that this Statement on Schedule 13G with respect to the beneficial ownership of shares of Common Stocr of InspireMD, Inc. is filed jointly, on behalf of each of them.

Rosalind Advisors, Inc.

By: _____________________________

Name: Steven Salamon

Title: President

Rosatind Master Fund L.P.

By: _____________________________

Name: Mike McDonald

Title: Director, Rosalind (Cayman) Ltd. (as General Partner to Rosalind Master Fund)

By: _____________________________

Name: Steven Salamon

Rosalind Opportunities Fund I L.P.

By: _____________________________

Name: Steven Sapamon

Title: Director, Rosalind Opportunities I GP Inc. (as General Partner to Rosalind Opportunities Fund I)